Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS FIRST QUARTER RESULTS:
NET INCOME OF $120 MILLION AND EARNINGS PER SHARE OF $0.25

Riverwoods, IL, March 19, 2009 - Discover Financial Services (NYSE: DFS) today reported results for the quarter ended Feb. 28, 2009, as follows:

	Continuing Operations		Discontinued Operations	Net Income
	Earnings	Diluted EPS	Earnings	Earnings	Diluted EPS
	(millions)		(millions)	(millions)
1Q09	$120	$0.25	-	$120	$0.25
1Q08	$239	$0.50	($158)	$81	$0.17

Net income for the first quarter of 2009 was $120 million, up from $81 million in the first quarter of 2008.  Net income for the first quarter of 2009 includes approximately $297 million (after-tax) related to the Visa/MasterCard antitrust litigation settlement.  Discontinued operations relates to the sale of the Goldfish business in March 2008.

The company also announced it reduced its quarterly dividend to $.02 per share.

Highlights

•	Managed loans of $51 billion were essentially unchanged from the prior quarter and up 7% from the prior year; Discover Card sales volume declined 8% from the prior year to $21 billion.
•	Managed net yield on loan receivables rose to 9.11%, an increase of 55 basis points from the prior quarter and 101 basis points from the prior year.
•	The first-quarter managed net charge-off rate was 6.48%.
•
The company added $504 million to reserves in excess of charge-offs as the managed over 30 days delinquency rate rose to 5.25% and $3 billion of loans related to maturing securitizations were refinanced on-balance sheet.

•	Total deposits grew 14% from the prior year to $28 billion, including $7 billion of deposit balances originated through direct-to-consumer and affinity relationships.
•	Third-Party Payments segment volume grew 33% from the prior year to $35 billion, including $6 billion of Diners Club International volume.
•	Total company expenses were down 7% from the prior year.

“Given the unprecedented economic downturn, we continue to take steps to strengthen our balance sheet, including increasing our reserves,” said David Nelms, chairman and chief executive officer of Discover Financial Services. “Out of an abundance of caution, we are also reducing our quarterly dividend to enhance our already strong capital position.”

Segment Results (Managed Basis):

U.S. Card

Managed loans ended the quarter at $51 billion, essentially unchanged from the prior quarter and up 7% from the prior year, reflecting lower cardmember payments and growth in both personal and student loans, partially offset by decreased consumer spending and a 17% reduction in balance transfer activity.  Sales volume decreased 8% versus the first quarter of 2008 reflecting lower gas prices and a decrease in overall consumer spending.

Pretax income was $167 million in the first quarter of 2009 as compared to $375 million for the first quarter of 2008.

Net yield on loan receivables rose to 9.11%, an increase of 56 basis points from the prior quarter, and 102 basis points from the prior year benefiting from lower cost of funds, accretion of balance transfer fees and a reduction in promotional rate balances, partially offset by higher interest charge-offs and lower yields on variable rate assets.

Managed net interest income increased $182 million, or 19%, from the first quarter of 2008 due to the increase in the net yield on loan receivables and growth in loan balances.

Delinquencies and charge-offs rose as the deteriorating economic environment and higher unemployment rate continued to put pressure on cardmembers.  The over 30 days delinquency rate on managed loans was 5.25%, up 69 basis points from the fourth quarter of 2008 and 135 basis points from the prior year.  The managed net charge-off rate increased to 6.48% for the first quarter of 2009, up 100 basis points and 215 basis points from the prior quarter and the prior year, respectively.

Provision for loan losses increased $707 million, or 113% from the prior year, due to higher net charge-offs and the addition of loan loss reserves in excess of charge-offs in the quarter.  The reserve increase in excess of charge-offs of $504 million resulted from a higher reserve rate as well as higher on-balance sheet loans due to maturing securitizations.

Other income increased $261 million, or 43% from the prior year, including $475 million related to the Visa/MasterCard antitrust litigation settlement, partially offset by a $173 million year-over-year decrease related to the valuation of the interest-only strip receivable.  In the first quarter of 2009, the company recorded a $98 million reduction in the fair value of the interest-only strip receivable due to higher anticipated charge-offs and a lower level of securitized receivables outstanding, as compared to a $75 million increase in the fair value in first quarter 2008.

Expenses decreased $56 million, or 10% from the prior year, principally due to lower marketing spending and a decrease in legal fees and fraud costs.

Third-Party Payments

The Third-Party Payments segment transaction volume was $35 billion, up 33% from the prior year, reflecting the addition of Diners Club International volume of $6 billion, as well as an 11% increase in volume on the PULSE network.

Pretax income of $29 million was up $13 million from the first quarter of 2008.  Revenues increased $26 million reflecting the acquisition of Diners Club International in June 2008, as well as increased transaction volume and fees.  Expenses increased $12 million reflecting the Diners Club acquisition, as well as costs related to integrating the Diners Club network.

Participation in the U.S. Treasury Capital Purchase Program/Registration as a Bank Holding Company

On March 13, 2009, the company issued preferred stock and a warrant to the U.S. Treasury as part of the Capital Purchase Program for $1.2 billion.  The company also became a bank holding company subject to regulation by the Federal Reserve.  On a pro forma basis, assuming the Capital Purchase Program funding was received at Feb. 28, 2009, the company estimates that the Tier 1 Capital ratio would have been 17.1%.  At Feb. 28, 2009, the company’s tangible common equity was 8.8% of managed assets.

Dividends

 The company’s board declared a cash dividend of $.02 per share, payable on April 22, 2009, to stockholders of record at the close of business on April 1, 2009.  The reduction in dividend would strengthen our capital base by approximately $80 million on an annualized basis.

Conference Call and Webcast Information

The company will host a conference call to discuss its first quarter results on Thursday, March 19, 2009, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company operates the Discover Card, America's cash rewards pioneer, and offers student and personal loans, as well as savings products such as certificates of deposit and money market accounts. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Jon Drummond, 224-405-1888
jondrummond@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; the ability to manage our liquidity risk; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including the Federal Reserve Board’s new rules limiting or modifying certain credit card practices and legislation related to government programs to stabilize the financial markets; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended November 30, 2008 filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Earnings Summary
Interest Income	$815,793	$736,006	$662,802
Interest Expense	312,720	329,672	339,441
Net Interest Income	503,073	406,334	323,361
Other Income [1]	1,189,956	1,568,901	975,544
Revenue Net of Interest Expense	1,693,029	1,975,235	1,298,905
Provision for Loan Losses	937,813	714,176	305,632
Employee Compensation and Benefits	219,488	187,306	217,370
Marketing and Business Development	111,433	119,382	141,553
Information Processing & Communications	74,897	81,543	78,276
Professional Fees	70,123	111,645	73,672
Premises and Equipment	18,072	20,676	19,641
Other Expense	65,110	73,530	71,831
Total Other Expense	559,123	594,082	602,343
Income (Loss) Before Income Taxes [1]	196,093	666,977	390,930
Tax Expense	75,699	223,336	152,101
Income From Continuing Operations [1]	120,394	443,641	238,829
Discontinued Operations, Net of Tax 2	0	(11,306)	(157,615)
Net Income (Loss) [1,2]	$120,394	$432,335	$81,214

Effective Tax Rate From Continuing Operations	38.6%	33.5%	38.9%

Balance Sheet Statistics 3
Total Assets	$40,605,873	$39,892,382	$34,222,732
Total Equity	$5,998,706	$5,915,823	$5,654,341
Total Tangible Common Equity	$5,541,887	$5,457,083	$5,341,020
Tangible Common Equity/Total Owned Assets 4	13.8%	13.8%	15.8%
ROE [1,2]	8%	29%	6%
ROE from Continuing Operations [1]	8%	30%	17%

Allowance for Loan Loss (period end)	$1,878,942	$1,374,585	$860,378
Change in Loan Loss Reserves	$504,357	$414,816	$100,453
Reserve Rate	6.70%	5.45%	4.16%
Interest-only Strip Receivable (period end)	$198,536	$300,120	$468,059
Net Revaluation of Retained Interests	$(98,242)	$(116,335)	$74,997

Per Share Statistics
Basic EPS [1,2]	$0.25	$0.90	$0.17
Basic EPS from Continuing Operations [1]	$0.25	$0.92	$0.50
Diluted EPS [1,2]	$0.25	$0.89	$0.17
Diluted EPS from Continuing Operations [1]	$0.25	$0.92	$0.50
Stock Price (period end)	$5.73	$10.23	$15.09
Tangible Common Equity	$11.51	$11.37	$11.15
Book Value	$12.46	$12.32	$11.80
Ending Shares Outstanding (000's)	481,459	479,987	479,127
Weighted Average Shares Outstanding (000's)	480,497	479,931	478,518
Weighted Average Shares Outstanding (fully diluted) (000's)	485,043	484,558	481,744

Loan Receivables 3
Total Loans - Owned	$28,034,208	$25,216,611	$21,042,681
Average Total Loans - Owned	$27,733,143	$22,945,494	$21,523,606

Interest Yield	11.24%	11.36%	10.34%
Net Principal Charge-off Rate	6.34%	5.25%	3.83%
Delinquency Rate (over 30 days)	5.04%	4.35%	3.63%
Delinquency Rate (over 90 days)	2.57%	2.06%	1.82%

Transactions Processed on Networks (000's)
Discover Network	369,647	377,356	378,912
PULSE Network	686,527	644,045	621,072
Total	1,056,174	1,021,401	999,984

Volume
PULSE Network	$27,454,173	$25,033,235	$24,783,895
Third-Party Issuers	1,362,446	1,538,013	1,545,943
Diners Club International 5	6,293,574	7,457,893	-
Total Third-Party Payments	35,110,193	34,029,141	26,329,838
Discover Network - Proprietary 6	22,424,367	22,875,272	24,074,331
Total	$57,534,560	$56,904,413	$50,404,169

[1] The quarter ended November 30, 2008 and February 28, 2009 include $863 million pre-tax (estimated $535 million after-tax) and $475 million pre-tax (estimated $297 million after-tax), respectively related to the antitrust settlement.

2 The quarter ended February 29, 2008 includes a loss from discontinued opertaions, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

3 Based on Continuing Operations except equity and ROE. Equity is based on company's equity.

4 Represents common equity less goodwill and intangibles divided by total assets less goodwill and intangibles.

[5] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

6 Gross proprietary sales volume on the Discover Network.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Earnings Summary
Interest Income	$1,603,849	$1,682,267	$1,652,615
Interest Expense	438,417	602,450	668,953
Net Interest Income	1,165,432	1,079,817	983,662
Other Income [2]	923,457	1,287,213	636,679
Revenue Net of Interest Expense	2,088,889	2,367,030	1,620,341
Provision for Loan Losses	1,333,673	1,105,971	627,068
Employee Compensation and Benefits	219,488	187,306	217,370
Marketing and Business Development	111,433	119,382	141,553
Information Processing & Communications	74,897	81,543	78,276
Professional Fees	70,123	111,645	73,672
Premises and Equipment	18,072	20,676	19,641
Other Expense	65,110	73,530	71,831
Total Other Expense	559,123	594,082	602,343
Income (Loss) Before Income Taxes [2]	196,093	666,977	390,930
Tax Expense	75,699	223,336	152,101
Income From Continuing Operations [2]	120,394	443,641	238,829
Discontinued Operations, Net of Tax 2, 3	0	(11,306)	(157,615)
Net Income (Loss) 2, 3	$120,394	$432,335	$81,214

Balance Sheet Statistics [4]
Total Assets	$63,231,013	$65,620,476	$61,937,501
Total Equity [5]	$5,998,706	$5,915,823	$5,654,341
Total Tangible Common Equity 5	$5,541,887	$5,457,083	$5,341,020
Tangible Common Equity/Net Managed Receivables	11.3%	11.0%	11.5%
Tangible Common Equity/Total Managed Assets 6	8.8%	8.4%	8.7%

Net Yield on Loan Receivables	9.11%	8.56%	8.10%
Return on Loan Receivables [2]	0.94%	3.52%	1.97%

Loan Receivables 4
Total Loans - Managed	$50,888,704	$51,095,278	$47,500,410
Average Total Loans - Managed	$51,877,845	$50,707,090	$48,863,166

Managed Interest Yield	12.17%	12.65%	12.70%
Managed Net Principal Charge-off Rate	6.48%	5.48%	4.33%
Managed Delinquency Rate (over 30 days)	5.25%	4.56%	3.90%
Managed Delinquency Rate (over 90 days)	2.69%	2.17%	1.96%

Total Discover Card Volume	$23,964,577	$25,318,553	$26,207,028
Discover Card Sales Volume	$21,293,757	$22,025,264	$23,155,253

Segment - Income Before Income Taxes
U.S. Card	$167,167	$646,427	$375,403
Third-Party Payments	28,926	20,550	15,527
Total	$196,093	$666,977	$390,930

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented. See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 and February 28, 2009 include $863 million pre-tax (estimated $535 million after-tax) and $475 million pre-tax (estimated $297 million after-tax), respectively related to the antitrust settlement.

3 The quarter ended February 29, 2008 includes a loss from discontinued operations, net of tax of $158 million consisting of a $172 million loss related to reflecting the Goldfish business as held for sale and income of $14 million related to the Goldfish business operations.

4 Based on Continuing Operations. Equity is based on company's equity.

5 Balance on a GAAP and Managed basis is the same.

6 Represents common equity less goodwill and intangibles divided by total assets less goodwill and intangibles.

Discover Financial Services
U.S. Card Segment
Managed Basis[1]
(unaudited, dollars in thousands)
	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Earnings Summary
Interest Income	$1,603,362	$1,680,925	$1,651,987
Interest Expense	438,338	602,386	668,951
Net Interest Income	1,165,024	1,078,539	983,036
Other Income [2]	863,223	1,234,100	602,411
Revenue Net of Interest Expense	2,028,247	2,312,639	1,585,447
Provision for Loan Losses	1,333,673	1,105,971	627,068
Total Other Expense	527,407	560,241	582,976
Income (Loss) Before Income Taxes [2]	$167,167	$646,427	$375,403

Net Yield on Loan Receivables	9.11%	8.55%	8.09%
Pretax Return on Loan Receivables [2]	1.31%	5.13%	3.09%

Loan Receivables
Total Loans	$50,888,704	$51,095,278	$47,500,410
Average Total Loans	$51,877,845	$50,707,090	$48,863,166

Managed Interest Yield	12.17%	12.65%	12.70%
Managed Net Principal Charge-off Rate	6.48%	5.48%	4.33%
Managed Delinquency Rate (over 30 days)	5.25%	4.56%	3.90%
Managed Delinquency Rate (over 90 days)	2.69%	2.17%	1.96%

Credit Card Loans
Credit Card Loans - Managed	$49,011,177	$49,692,974	$47,014,539
Average Credit Card Loans - Managed	$50,254,235	$49,420,412	$48,487,812

Managed Interest Yield	12.28%	12.72%	12.72%
Managed Net Principal Charge-off Rate	6.61%	5.59%	4.37%
Managed Delinquency Rate (over 30 days)	5.41%	4.66%	3.93%
Managed Delinquency Rate (over 90 days)	2.78%	2.22%	1.98%

Total Discover Card Volume	$23,964,577	$25,318,553	$26,207,028
Discover Card Sales Volume	$21,293,757	$22,025,264	$23,155,253

[1] Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented. See Reconciliation of GAAP to Managed Data schedule.

[2] The quarter ended November 30, 2008 and February 28, 2009 include $863 million pre-tax (estimated $535 million after-tax) and $475 million pre-tax (estimated $297 million after-tax), respectively related to the antitrust settlement.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Earnings Summary
Interest Income	$487	$1,342	$628
Interest Expense	79	64	2
Net Interest Income	408	1,278	626
Other Income	60,234	53,113	34,268
Revenue Net of Interest Expense	60,642	54,391	34,894
Provision for Loan Losses	-	-	-
Total Other Expense	31,716	33,841	19,367
Income (Loss) Before Income Taxes	$28,926	$20,550	$15,527

Volume
PULSE Network	$27,454,173	$25,033,235	$24,783,895
Third-Party Issuers	1,362,446	1,538,013	1,545,943
Diners Club International [1]	6,293,574	7,457,893	-
Total Third-Party Payments	$35,110,193	$34,029,141	$26,329,838

Transactions Processed on PULSE Network (000's)	686,527	644,045	621,072

[1] Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Interest Income
GAAP Basis	$815,793	$736,006	$662,802
Securitization Adjustments [1]	788,056	946,261	989,813
Managed Basis	$1,603,849	$1,682,267	$1,652,615

Interest Expense
GAAP Basis	$312,720	$329,672	$339,441
Securitization Adjustments	125,697	272,778	329,512
Managed Basis	$438,417	$602,450	$668,953

Net Interest Income
GAAP Basis	$503,073	$406,334	$323,361
Securitization Adjustments	662,359	673,483	660,301
Managed Basis	$1,165,432	$1,079,817	$983,662

Other Income
GAAP Basis	$1,189,956	$1,568,901	$975,544
Securitization Adjustments	(266,499)	(281,688)	(338,865)
Managed Basis	$923,457	$1,287,213	$636,679

Revenue Net of Interest Expense
GAAP Basis	$1,693,029	$1,975,235	$1,298,905
Securitization Adjustments	395,860	391,795	321,436
Managed Basis	$2,088,889	$2,367,030	$1,620,341

Provision for Loan Losses
GAAP Basis	$937,813	$714,176	$305,632
Securitization Adjustments	395,860	391,795	321,436
Managed Basis	$1,333,673	$1,105,971	$627,068

Total Assets
GAAP Basis	$40,605,873	$39,892,382	$34,222,732
Securitization Adjustments	22,625,140	25,728,094	27,714,769
Managed Basis	$63,231,013	$65,620,476	$61,937,501

Tangible Common Equity/Total Assets
GAAP Basis	13.8%	13.8%	15.8%
Securitization Adjustments	24.5%	21.2%	19.3%
Managed Basis	8.8%	8.4%	8.7%

Loan Receivables
Total Loans
GAAP Basis	$28,034,208	$25,216,611	$21,042,681
Securitization Adjustments	22,854,496	25,878,667	26,457,729
Managed Basis	$50,888,704	$51,095,278	$47,500,410

Average Total Loans
GAAP Basis	$27,733,143	$22,945,494	$21,523,606
Securitization Adjustments	24,144,702	27,761,596	27,339,560
Managed Basis	$51,877,845	$50,707,090	$48,863,166

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	Feb 28, 2009	Nov 30, 2008	Feb 29, 2008

Interest Yield
GAAP Basis	11.24%	11.36%	10.34%
Securitization Adjustments	13.24%	13.71%	14.56%
Managed Basis	12.17%	12.65%	12.70%

Net Principal Charge-off Rate
GAAP Basis	6.34%	5.25%	3.83%
Securitization Adjustments	6.65%	5.68%	4.73%
Managed Basis	6.48%	5.48%	4.33%

Delinquency Rate (over 30 days)
GAAP Basis	5.04%	4.35%	3.63%
Securitization Adjustments	5.52%	4.77%	4.11%
Managed Basis	5.25%	4.56%	3.90%

Delinquency Rate (over 90 days)
GAAP Basis	2.57%	2.06%	1.82%
Securitization Adjustments	2.83%	2.27%	2.08%
Managed Basis	2.69%	2.17%	1.96%

Credit Card Loans
Credit Card Loans
GAAP Basis	$26,156,681	$23,814,307	$20,556,810
Securitization Adjustments	22,854,496	25,878,667	26,457,729
Managed Basis	$49,011,177	$49,692,974	$47,014,539

Average Credit Card Loans
GAAP Basis	$26,109,533	$21,658,816	$21,148,252
Securitization Adjustments	24,144,702	27,761,596	27,339,560
Managed Basis	$50,254,235	$49,420,412	$48,487,812

Interest Yield
GAAP Basis	11.39%	11.45%	10.35%
Securitization Adjustments	13.24%	13.71%	14.56%
Managed Basis	12.28%	12.72%	12.72%

Net Principal Charge-off Rate
GAAP Basis	6.58%	5.47%	3.90%
Securitization Adjustments	6.65%	5.68%	4.73%
Managed Basis	6.61%	5.59%	4.37%

Delinquency Rate (over 30 days)
GAAP Basis	5.32%	4.55%	3.69%
Securitization Adjustments	5.52%	4.77%	4.11%
Managed Basis	5.41%	4.66%	3.93%

Delinquency Rate (over 90 days)
GAAP Basis	2.73%	2.16%	1.86%
Securitization Adjustments	2.83%	2.27%	2.08%
Managed Basis	2.78%	2.22%	1.98%

[1] Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues. Securitization income is reported in other income.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company's owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.